Exhibit 10.16

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Dated as of 5 August 2025

This Amended and Restated Investment Management Agreement (this “Agreement”) is made and entered into as of the date set forth above by and between Pershing Square Holdings, Ltd., a Guernsey limited liability company (the “Company”), and Pershing Square Capital Management, L.P., a Delaware limited partnership (the “Investment Manager” and, together with the Company, the “Parties”). Capitalized terms used in the preamble and recitals of this Agreement and not otherwise defined therein are defined in Section 1.

R E C I T A L S:

WHEREAS, the Company has appointed the Investment Manager to perform various investment management services for the Company;

WHEREAS, the Company and the Investment Manager are parties to that certain Investment Management Agreement, dated as of 16 October, 2012 and amended and restated as of 1 October, 2014, 1 December 2016, 12 February 2019 and 7 February 2024 (as so amended, the “Amended Agreement”);

WHEREAS, the Parties wish to amend and restate the Amended Agreement in order to provide for potential reductions to the fees otherwise payable to the Investment Manager and to clarify certain defined terms of the Amended Agreement;

WHEREAS, Section 26 of the Amended Agreement provides that the Amended Agreement may not be amended, modified, waived or discharged except as agreed to in writing by the parties thereto; and

WHEREAS, each party to the Amended Agreement is executing this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof:

Section 1.
Definitions.

Unless otherwise expressly provided in this Agreement, the following terms used in this Agreement shall have the following meanings:

“16% Performance Fee”	means a performance fee equal to 16% of NAV Appreciation.

“Additional Reduction”
means, in connection with the calculation of any Variable Performance Fee upon a Crystallization Event, an amount equal to the lesser of the Potential Reduction Amount for the Variable Performance Fee Calculation Period then ending and 16% of NAV Appreciation.

“Administrator”
means any firm or firms as the Board may, in its discretion (with the prior consent of the Investment Manager), select for the purpose of maintaining the Company’s books and records and performing administrative services (which may include back-office and mid-office services) on behalf of the Company, including tax and accounting functions.

“Advisers Act”	means the U.S. Investment Advisers Act of 1940, as amended.

“Affiliate”	means, with respect to any specified Person:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

(b) any Person that serves as a director or officer (or in any similar capacity) of such specified Person; and

(c) any Person with respect to which such specified Person serves as a general partner or trustee (or in any similar capacity).

For purposes of this definition, “control” (including “controlling”, “controlled by” and “under common control with”) means the direct or indirect possession of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Funds”	means (a) Pershing Square, L.P., a Delaware limited partnership and (b) Pershing Square International, Ltd., a Cayman Islands exempted company.

“Agreement”	shall have the meaning set forth in the preamble hereof.

“Amended Agreement”	shall have the meaning set forth in the preamble hereof.

“Articles of Incorporation”	means the Articles of Incorporation of the Company, as amended from time to time.

“Board”	means the board of directors of the Company.

“Business Day”	means any weekday on which banks in New York and any other city where the Stock Exchange is located are open for normal banking business.

“CFTC”	means the U.S. Commodity Futures Trading Commission or any successor agency.

“Company”	shall have the meaning set forth in the preamble hereof.

“Company Documents”	means the Articles of Incorporation and the Investment Policy.

“Crystallization Event”	means, with respect to any Fee-Paying Share:

(a) December 31 of each Fiscal Year;

(b) if the Fee-Paying Share is redeemed on a date that does not fall on December 31, the redemption date;

(c) if a Dividend is declared with respect to such Fee-Paying Share, the payment date for such Dividend;

(d) [Reserved];

(e) if the Fee-Paying Share is a Management Share being converted into Public Shares on a date that does not fall on December 31, the conversion date;

(f) the termination of this Agreement; and

(g) the dissolution of the Company.

“Dividend”
means an ordinary cash dividend and any similar cash or in kind distribution but, for the avoidance of doubt, excludes share re-purchases whether by way of a redemption of capital or by way of an acquisition of any of the Company’s own shares.

“Dividend Crystallization Event”	shall have the meaning set forth in Section 9(c) hereof.

“Dividend Performance Fee Cap”	shall have the meaning set forth in Section 9(c) hereof.

“Fee-Paying Assets”	means the NAV (before any accrued Performance Fee) attributable to Fee-Paying Shares.

“Fee-Paying Shares”	means Shares against which the Management Fee and/or the Performance Fee (or part thereof) is or are charged.

“Fiscal Year”	means the fiscal year of the Company.

“Following Fiscal Year”	means the Fiscal Year following the Fiscal Year in respect of which the applicable Performance Fee was earned.

“HHH”	shall have the meaning set forth in Section 8(c) hereof.

“HHH Fees”	shall have the meaning set forth in Section 8(c) hereof.

“HHH Reduction Amount”	shall have the meaning set forth in Section 8(c) hereof.

“High Water Mark”
means, with respect to any Fee-Paying Share, the highest period-end NAV of such Share for any period for which a Performance Fee is payable (or would be payable without taking into account the Additional Reduction) (after reduction, for the avoidance of doubt, for the applicable Performance Fee, any Investor-Related Taxes accruing at or before such period-end to the extent that such Performance Fee or Investor-Related Taxes reduce(s) the NAV of such Share); provided that:

(a) [Reserved];

(b) [Reserved];

(c)
the initial High Water Mark of a newly issued Public Share shall equal the High Water Mark per Public Share prevailing at the time of that issuance (only one High Water Mark will apply to all Public Shares, regardless of when or at what price those Shares may have been issued by the Company);

	(d)	the initial High Water Mark of any Fee-Paying Share issued on or after the date hereof and not covered by clause (c) above shall equal the subscription price of such Share; and

(e)
in the circumstances where the Company pays a Dividend, in lieu of the adjustment to the High Water Mark otherwise provided above the High Water Mark of a Fee-Paying Share will be reduced, upon such Crystallization Event, by the percentage of NAV of such Fee-Paying Share represented by such Dividend, i.e. reduced by an amount determined by the following formula:

where:

		A =	the amount of the Dividend payable in respect of such Fee-Paying Share

		B =	the NAV of such Fee-Paying Share without giving effect to the Dividend

		C =	the High Water Mark applicable to such Fee-Paying Share without giving effect to the Dividend

“IFRS”		means the International Financial Reporting Standards as issued by the International Accounting Standards Board

“Indemnified Losses”		shall have the meaning set forth in Section 15(a) hereof.

“Indemnified Party”
means the Investment Manager and each of its Affiliates, and the principals, partners, officers, employees, advisors and legal representatives (e.g., executors, guardians and trustees) of any of them, including Persons formerly serving in such capacities.

“Internal Revenue Code”		means the U.S. Internal Revenue Code of 1986, as amended.

“Investment Manager”		shall have the meaning set forth in the preamble hereof.

“Investment Policy”		means the Company’s investment policy set out in its most recent annual report and financial statements, as may be amended from time to time.

“Investor-Related Taxes”
means taxes under Sections 1471-1474 of the Internal Revenue Code or any similar law or regulation in any jurisdiction withheld from, or paid over by, the Company or a direct or indirect subsidiary thereof that are based on the status, action or inaction of a Shareholder.

“Management Fee”		shall have the meaning set forth in Section 8(a) hereof.

“NAV”
means the net asset value as determined by the Company or any of its agents, including the Administrator and/or the Sub-Administrator, as the case may be, in accordance with the Articles of Incorporation.

“NAV Appreciation”
means the net realized and unrealized appreciation in the NAV of a Fee-Paying Share (before giving effect to the applicable Performance Fee accruing at such Crystallization Event) above the High Water Mark applicable to such Share, as measured at the time of a Crystallization Event, such appreciation to be calculated without giving effect to any Investor-Related Taxes that have accrued since such High Water Mark was set in accordance with the terms hereof. Without limiting the generality of the foregoing, NAV Appreciation shall include, with respect to any Public Share, any appreciation in the NAV of such Public Share resulting from the issuance of Public Shares at a premium over, or the repurchase of Public Shares at a discount to, the then prevailing NAV of the Public Shares.

“Other Accounts”	means other accounts to which the Investment Manager or any of its Affiliates provides investment services from time to time.

“Other Funds”
means the Affiliated Funds and other current and future funds the Investment Manager or any of its affiliates manages from time to time, including funds that are co-investment vehicles established for purposes of investing in public equities, other than any private real estate funds (i.e., funds whose primary investment objective is making investments in real estate or real estate related securities or assets) or private equity funds (i.e., funds whose primary investment objective is making investments in securities of private companies) or any funds the inclusion of the management fees, performance fees or incentive allocation of which could, as determined in the sole discretion of the Investment Manager, result in adverse legal, tax or regulatory consequences for such other funds, the Company, the Investment Manager and/or any affiliates of the foregoing.  For the avoidance of doubt, the term ‘fund’ used in this definition has the commonly understood meaning of pooled investment vehicles primarily engaged in investing and trading in securities for investment gain and excludes operating companies, including holding companies primarily engaged in acquiring securities of operating companies in order to participate in the conduct of their operating businesses.

“Parties”	shall have the meaning set forth in the preamble hereof.

“Performance Fee”	means the 16% Performance Fee, the Variable Performance Fee or, with respect to Management Shares, any performance fee as calculated in accordance with Section 10 hereof, as applicable.

“Pershing Square Advisers”	means, collectively, the Investment Manager and its Affiliates.

“Person”
means a natural person, partnership, limited liability company, corporation, unincorporated association, joint venture, trust, estate or any other entity or any governmental agency or political subdivision thereof.

“Potential Reduction Amount”
means, for any Variable Performance Fee Calculation Period, (a) a notional amount equal to 20% of the dollar value of the performance fees or incentive allocation that the Investment Manager and its Affiliates have earned on the gains of the Other Funds in respect of that period plus (b) solely with respect to Other Funds that as part of their terms (and not due to performance) do not have performance fees or incentive allocation, a notional amount equal to 20% of the dollar value of the management fees that the Investment Manager and its Affiliates have earned on the assets of such Other Funds in respect of that period plus (c) if the Potential Reduction Amount for the immediately preceding Variable Performance Fee Calculation Period was not fully utilized in reducing the Variable Performance Fee for that immediately preceding period, the amount not utilized for that immediately preceding period. For the avoidance of doubt, the effect of adding the amount specified in clause (c) is to carry over any portion of a Potential Reduction Amount for that period that is not used to reduce the Variable Performance Fee for that period, from calculation period to calculation period, until it is used in the calculation of Additional Reduction.

“Proceedings”
means claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative, which includes formal and informal inquiries and “sweep” examinations in connection with the Company’s investment activity), actual or threatened.

“Public Shares”	means publicly tradable shares of the Company that are not redeemable at the Shareholders’ option.

“Security” and “Securities”
means interests commonly referred to as securities, other financial instruments of U.S. and non-U.S. entities and other assets, including capital stock; shares of beneficial interest; partnership interests and similar financial instruments; bonds, notes and debentures (whether subordinated, convertible or otherwise); currencies; commodities; physical and intangible assets; interest rate, currency, commodity, equity and other derivative products, including (i) futures contracts (and options thereon) relating to stock indices, currencies, U.S. Government securities and securities of non-U.S. governments, other financial instruments and all other commodities, (ii) swaps, options, swaptions, warrants, caps, collars, floors and forward rate agreements, (iii) spot and forward currency transactions and (iv) agreements relating to or securing such transactions; mortgage-backed obligations issued or collateralized by U.S. Federal agencies (including fixed-rate pass-throughs, adjustable rate mortgages, collateralized mortgage obligations, stripped mortgage-backed securities and REMICs); repurchase and reverse repurchase agreements; loans; structured finance instruments; accounts and notes receivable and payable held by trade or other creditors; trade acceptances; contract and other claims; executory contracts; participations; mutual funds, exchange traded funds and similar financial instruments; money market funds; obligations of the United States or any non-U.S. government, or any country, state, governmental agency or political subdivision thereof; commercial paper; certificates of deposit; bankers’ acceptances; choses in action; trust receipts; and any other obligations and instruments or evidences of indebtedness of whatever kind or nature that exist now or are hereafter created; in each case, of any Person, whether or not publicly traded or readily marketable.

“Services Agreement”	shall have the meaning set forth in Section 8(c) hereof.

“Shareholder”	means a shareholder of the Company.

“Shares”	means shares of the Company in issue from time to time, excluding, for the avoidance of doubt, any treasury shares.

“Special Voting Share”	shall have the meaning set forth in the Articles of Incorporation.

“Stock Exchange”	means the stock exchange(s) on which the Public Shares are then admitted to trading.

“Sub-Administrator”	means any firm or firms to which the Administrator has (with the prior consent of the Company and the Investment Manager) delegated part or all of its functions.

“Trade Error”
means any trade error and similar human error involving any transaction in any Company account, including: (i) the placement of orders (either purchases or sales) in excess of the amount of Securities the Company intended to trade; (ii) the sale of a Security when it should have been purchased; (iii) the purchase of a Security when it should have been sold; (iv) the purchase or sale of the wrong Security; (v) the purchase or sale of a Security contrary to regulatory restrictions or Company investment guidelines or restrictions; and (vi) incorrect allocations of Securities.

“Trade Error Loss”	means any realized and unrealized depreciation in the value of, and expense or other loss incurred with respect to, a Security held by the Company attributable to any Trade Error.

“Variable Performance Fee”	shall have the meaning set forth in Section 9(c) hereof.

“Variable Performance Fee Calculation Period”	means a period from and including the day after a Crystallization Event to and including the next Crystallization Event.

Section 2.
Interpretation and Construction.

(a)
In this Agreement:

(i)
common nouns and pronouns and any variation thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires;

(ii)
where specific language is used to clarify by example a general statement contained in this Agreement, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(iii)
“any” shall mean “one or more”;

(iv)
“including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and

(v)
all references to “funds”, “dollars” or “payments” shall mean United States dollars.

(b)
The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of construction or interpretation requiring this Agreement to be construed or interpreted against any party shall apply.

(c)
Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted and all accounting determinations hereunder shall be made in accordance with IFRS.

Section 3.
Appointment of the Investment Manager. Under the terms of this Agreement, the Investment Manager shall act as investment manager to the Company, and, as such, shall manage the investments of the Company and the risks related thereto. The Investment Manager undertakes to give the Company the benefit of its best judgment and efforts in rendering its services.

Section 4.
Authority and Responsibility of the Investment Manager.

(a)
In connection with its obligations hereunder, the Investment Manager shall have the authority for and in the name of the Company, subject to Sections 5 and 7 hereof, to perform any acts as the Investment Manager deems necessary or appropriate in order to effectuate the investment objective of the Company, including:

(i)
provide research and analysis and direct the formulation of investment strategies for the Company;

(ii)
acquire a long position or establish a short position with respect to any Security and make purchases or sales increasing, decreasing or liquidating such position or changing from a long position to a short position or from a short position to a long position, without any limitation as to the frequency of the fluctuation in such positions or as to the frequency of the changes in the nature of such positions;

(iii)
purchase Securities and hold them for investment;

(iv)
enter into contracts for or in connection with investments in Securities;

(v)
possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Securities and other property and funds held or owned by the Company;

(vi)
lend, either with or without security, any Securities, funds or other properties of the Company and, from time to time, without limit as to the amount, borrow or raise funds and secure the payment of obligations of the Company by mortgage upon, or pledge or hypothecation of, or guarantee of, all or any part of the property of the Company;

(vii)
open, maintain and close accounts, including margin and custodial accounts, with brokers and dealers, which power shall include the authority to issue all instructions and authorizations to brokers and dealers regarding the Securities and/or money therein;

(viii)
pay, or authorize the payment and reimbursement of, brokerage commissions that may be in excess of the lowest rates available that are paid to brokers who execute transactions for the account of the Company and who (i) supply, or pay for (or rebate a portion of the Company’s brokerage commissions to the Company for payment of) the cost of, brokerage, research or execution services utilized by the Company or the Other Accounts and/or (ii) pay for (or rebate a portion of the Company’s brokerage commissions for the payment of) obligations of the Company (as provided in Section 12) or the Company’s share of such obligations; provided that the selection of a broker shall be made on the basis of seeking best execution and other relevant considerations, including: confidentiality; price quotes; the size of the transaction and ability to find liquidity; the broker-dealer’s promptness of execution; the nature of the market for the financial instrument; the timing of the transaction; the difficulty of execution; the broker-dealer’s expertise in the specific financial instrument or sector in which the Company seeks to trade; the extent to which the broker-dealer makes a market in the financial instrument involved or has access to such markets; the broker-dealer’s skill in positioning the financial instruments involved; the broker-dealer’s financial stability; the broker-dealer’s reputation for diligence, fairness and integrity; the quality of service rendered by the broker-dealer in other transactions for the Investment Manager; the quality and usefulness of brokerage and research services and investment ideas presented by the broker-dealer or third parties; the broker-dealer’s willingness to correct errors; the broker-dealer’s ability to accommodate any special execution or order handling requirements that may surround the particular transaction; and other factors deemed appropriate by the Investment Manager. The Investment Manager may, but need not, solicit competitive bids and does not have an obligation to execute trades solely based on the lowest available commission cost or spread;

(ix)
open, maintain and close accounts, including custodial accounts, with banks, including banks located outside the United States, and wire funds, draw checks, or make other orders for the payment of monies;

(x)
combine purchase or sale orders on behalf of the Company with orders for Other Accounts and allocate the Securities or other assets so purchased or sold, on an average-price basis or by any other method of fair allocation, among such accounts;

(xi)
enter into arrangements with brokers to open “average price” accounts wherein orders placed during a trading day are placed on behalf of the Company and Other Accounts and are allocated among such accounts using an average price;

(xii)
enter into trades in Securities through a market-maker (“interpositioning”) and engage in “step-out” transactions in which the Company pays commissions in respect of a transaction to one broker, whereas the transaction is executed by a different broker;

(xiii)
organize one or more corporations or other entities to invest (whether alone or together with the Other Accounts), in Securities or participations in Securities of the Company;

(xiv)
allocate investment opportunities, effect “cross” or “rebalancing” transactions and allocate expenses among the Company and Other Accounts in accordance with the policies of the Pershing Square Advisers as in effect as of the date hereof and, with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), as amended from time to time;

(xv)
cause the Company to engage in agency, agency cross and principal transactions (as described in U.S. federal securities laws) with the Investment Manager or its Affiliates to the extent permitted by applicable laws;

(xvi)
[Reserved];

(xvii)
provide the Administrator, the Sub-Administrator or other service providers to the Company, with such information and instructions as may be necessary to enable such service providers to perform their duties in accordance with the applicable agreements;

(xviii)
assist in the valuation of the Company’s investment portfolio, subject to oversight by the Board;

(xix)
engage attorneys, independent accountants, other service providers and such other Persons as the Investment Manager may deem necessary or advisable;

(xx)
retain any Person selected by the Investment Manager to act as placement agent or underwriter for the Company, and cause the Company to compensate such placement agent or underwriter for such services and reimburse it for such costs or expenses as it may incur on behalf of the Company;

(xxi)
authorize any partner, member, employee or other agent of the Investment Manager or its Affiliates or other agent of the Company to act for and on behalf of the Company in all matters incidental to the foregoing;

(xxii)
in any wind down of the Company’s operations, manage, on behalf of the Company, the realization of the Company’s assets and the distribution thereof to Shareholders; and

(xxiii)
do any and all acts on behalf of the Company as the Investment Manager may deem necessary or advisable in connection with the maintenance and administration of the Company, and exercise all rights of the Company, with respect to its interest in any Person, including the voting of Securities, participation in arrangements with creditors, the institution and settlement or compromise of Proceedings and other like or similar matters.

(b)
For so long as this Agreement remains in effect:

(i)
the Investment Manager shall have sole authority to make investment decisions for and, unless otherwise specifically agreed in writing by the Company and the Investment Manager, to determine how to vote any Securities held by the Company;

(ii)
the Investment Manager (or such other Person as may be appointed by the Investment Manager with the Board’s prior consent) shall have sole responsibility with respect to all matters that, pursuant to the U.S. Commodity Exchange Act and the regulations and interpretations of the CFTC or the Staff thereof, as they may be amended or supplemented from time to time, must be performed by a registered “commodity pool operator,” including, without limitation, retaining and terminating the Company’s commodity trading advisor(s) and its futures commission merchant(s), and the Investment Manager agrees to register as a commodity pool operator with the CFTC as such registration may be required with respect to the Company; and

(iii)
recognizing that the size of the assets of the Company under management of the Investment Manager is a key component of the investment management strategy that the Investment Manager intends to pursue, the Company agrees that it shall not declare or pay any cash or in-kind distributions to the Shareholders, including, without limitation, by way of (interim) dividend or share repurchases, without the prior written consent of the Investment Manager; and no distributions to the Shareholders shall be paid in excess of the amounts permitted under applicable law or approved by the Board and the Investment Manager.

Section 5.
Control and Period Reports. The activities engaged in by the Investment Manager on behalf of the Company shall be subject to the control of the Board. The Investment Manager shall submit such periodic reports to the Board regarding the Investment Manager’s activities hereunder as the Board may reasonably request.

Section 6.
Status of the Investment Manager. The Investment Manager shall, for all purposes hereof, be an independent contractor and not an employee of the Company, and nothing in this Agreement shall be construed as making the Company a partner or co-venturer with the Investment Manager or any of its Affiliates or Other Accounts.

Section 7.
Investments. All investments of the Company and other activities undertaken by the Investment Manager on behalf of the Company shall at all times conform to, and be in accordance with, the requirements imposed by:

(a)
any provisions of applicable law;

(b)
the Company Documents; and

(c)
any policies adopted by the Board;

provided, however, that in the case of clauses (b) and (c) above the Investment Manager shall not be bound by any update of or modification or amendment to the Company Documents or policies of the Board adopted after the date hereof to the extent such update, modification or amendment affects the activities of the Investment Management hereunder, unless and until the Investment Manager has approved such update, modification or amendment (which approval should not be unreasonably withheld or delayed).

Section 8.
Management Fee.

(a)
The Company shall pay the Investment Manager, each fiscal quarter, a fee for investment management services (the “Management Fee”) equal to 0.375% (1.5% per annum) of the Fee-Paying Assets of the Company attributable to (a) each Fee-Paying Share in issue on the last day of the previous fiscal quarter (excluding any such Share redeemed on that day) and (b) each new Fee-Paying Share issued as of the first day of the current fiscal quarter, subject to reduction by the HHH Reduction Amount pursuant to Section 8(c) below. The Management Fee shall be calculated and paid in advance on the first Business Day of each fiscal quarter.

(b)
The Management Fee shall be prorated for any Fee-Paying Shares issued other than as of the first day of a fiscal quarter, on the basis of the actual number of days remaining in the quarter. The Investment Manager shall, as soon as reasonably practicable, refund the Company for the unearned portion of the Management Fee paid (i) on any Fee-Paying Share redeemed or repurchased by the Company other than as of the last day of a fiscal quarter, and (ii) in connection with any amount paid as a Dividend in respect of such Fee-Paying Share other than as of the last day of a fiscal quarter.

(c)
Reference is made to the Services Agreement, dated as of May 5, 2025 (the “Services Agreement”), by and between the Investment Manager and Howard Hughes Holdings Inc. (including any successor, “HHH”) and, with respect to any calendar quarter, to the “Base Fee” payable for such calendar quarter and to the “Variable Fee” payable in such calendar quarter based on the appreciation in trading price of the shares of common stock of HHH in the preceding calendar quarter, in each case as contemplated in the Services Agreement (together, the “HHH Fees”).  The Management Fee with respect to such calendar quarter will be reduced (but not below zero) by an amount equal to the product of (i) such HHH Fees and (ii) the number of shares of common stock of HHH held by the Company at the time such HHH Fees were calculated divided by the number of shares of common stock of HHH issued and outstanding (based on the latest public filings of HHH available) at the time such HHH Fees were calculated (such product, the “HHH Reduction Amount”), i.e. the HHH Reduction Amount will be determined by the following formula:

where:

A	=	the HHH Fees for the applicable quarter

B	=	the number of shares of common stock of HHH held by the Company at the time such HHH Fees were calculated

C	=	the number of shares of common stock of HHH issued and outstanding (based on the latest public filings of HHH available) at the time such HHH Fees were calculated

To the extent that the HHH Reduction Amount is not fully utilized in reducing the Management Fee for a given calculation period, the remaining balance shall carry over to the following calculation period and applied toward a reduction of the Management Fee in such subsequent calculation period.

Section 9.
Performance Fee.

(a)
[Reserved.]

(b)
[Reserved.]

(c)
Upon each Crystallization Event for any Fee-Paying Share, the Company shall pay the Investment Manager, in return for services rendered by the Investment Manager to the Company, a performance fee equal to 16% of NAV Appreciation minus the Additional Reduction; provided, however, that, where such Crystallization Event is on account of a Dividend on such Fee-Paying Share (a “Dividend Crystallization Event”), the performance fee payable on such Dividend Crystallization Event will be equal to: (i) the performance fee calculated as if the Crystallization Event were not a Dividend Crystallization Event multiplied by (ii) the percentage of NAV of such Fee-Paying Share represented by such Dividend, i.e., the performance fee will be an amount determined by the following formula:

where:

A	=	the amount of the Dividend payable in respect of such Fee-Paying Share

B	=	the NAV of such Fee-Paying Share without giving effect to the Dividend

C	=	the performance fee calculated as if the Crystallization Event were not a Dividend Crystallization Event

(any performance fee paid pursuant to this Section 9(c), a “Variable Performance Fee”) provided, further, that, notwithstanding anything to the contrary in this Agreement, the aggregate Variable Performance Fee paid during any Fiscal Year on account of one or more Dividend Crystallization Events during that Fiscal Year shall not, in aggregate, exceed 0.2499 per cent. of the NAV at the time of the beginning of that Fiscal Year (the “Dividend Performance Fee Cap”). Where a Variable Performance Fee linked to a Dividend Crystallization Event is capped as a result of the Dividend Performance Fee Cap, then there will be no additional Performance Fee paid on account of any subsequent Dividend Crystallization Events until the end of the relevant Fiscal Year. The Investment Manager will provide evidence to the reasonable satisfaction of the Board prior to the declaration of any Dividend that the payment of any Variable Performance Fee resulting from the relevant Crystallization Event will not exceed the Dividend Performance Fee Cap. The parties acknowledge that the Variable Performance Fee and High Water Mark calculations in this Agreement will not work as intended for Dividends payable on December 31; accordingly, the parties agree that the Company shall not pay a Dividend on December 31 unless, prior thereto, the parties agree on appropriate adjustments to this Agreement to assure that those amounts are, in the case where the Company pays a Dividend on December 31, calculated in a manner that is fair and reasonable to the Company, its shareholders and the Investment Manager and does not, under any circumstances, result in the aggregate Variable Performance Fee attributable to Dividend Crystallization Events in the preceding 12 month period to exceed the Dividend Performance Fee Cap.

(d)
[Reserved.]

(e)
The Company shall pay the Investment Manager any Performance Fee as follows:

(i)
With respect to any Fee-Paying Shares in issue on December 31 of each Fiscal Year, the Company shall pay the Investment Manager, within 30 calendar days, 99% of the Performance Fee that crystallizes on December 31. The Company shall pay the Investment Manager the remaining 1% of such Performance Fee (as it may be reduced to appropriately take into account any adjustments to the relevant NAV used for the computation of such Performance Fee as a result of the annual audit of the financial statements of the Company for the Fiscal Year that includes such December 31) within ten calendar days after the issue by the Company of its audited financial statements for such Fiscal Year, but in any event (a) not earlier than the first day of the Following Fiscal Year and (b) not later than the last day of the Following Fiscal Year.

(ii)
In the event Shares are redeemed, or a Dividend is paid in respect of Shares, in each case, on a day other than December 31, the Company shall pay the Investment Manager, within 30 calendar days of the redemption date or Dividend payment date, as applicable, 99% of the Performance Fee that crystallizes upon such date. The Company shall pay to the Investment Manager the remaining 1% of such Performance Fee (as it may be reduced to appropriately take into account any adjustments to the relevant NAV used for the computation of such Performance Fee as a result of the annual audit of the financial statements of the Company for the Fiscal Year that includes such redemption date or Dividend payment date, as applicable) within ten days after the issue by the Company of its audited financial statements for such Fiscal Year, but in any event (a) not earlier than the first day of the Following Fiscal Year and (b) not later than the last day of the Following Fiscal Year.

(iii)
[Reserved.]

(iv)
In the event this Agreement is terminated, or the Company is dissolved, other than on December 31, the Company shall pay to the Investment Manager the Performance Fee that crystallizes upon the termination or dissolution, as applicable, as if the termination or dissolution were a redemption; provided that, if such termination or dissolution constitutes a “separation from service” or a “change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company” within the meaning of Section 409A of the Internal Revenue Code, the Company shall pay the Investment Manager the remaining 1% of such Performance Fee on the earlier of (a) the 90th day following the termination or dissolution date, or such later date as the Company may determine provided that such date occurs within the same Fiscal Year as the 90th day following the termination date, and (b) the date determined pursuant to Section 9(e)(ii) hereof.

(v)
For avoidance of doubt, in the event this Agreement is terminated, or the Company is dissolved, and, after computing the Performance Fee then crystallizing, there shall remain any carried over Potential Reduction Amount, such amount shall be cancelled without any payment in respect thereof.

Section 10.
Management Shares.

(a)
The parties agree that all shares issued by the Company (other than Management Shares) shall be Fee-Paying Shares subject to full Management Fee and Performance Fee; provided that the Investment Manager may determine to waive, reduce or calculate differently the Management Fee and/or the Performance Fee with respect to Shares issued to certain Shareholders, including the Investment Manager itself and certain members, partners, officers, managers, employees or Affiliates of the Investment Manager or certain other Shareholders (any such shares, “Management Shares”). Management Shares shall be issued as a separate class and, as the case may be, in different series.

(b)
Holders of Management Shares shall be entitled to convert those shares into Public Shares (with the same aggregate NAV) monthly as of the last day of each calendar month, and the Performance Fee crystallizing upon such conversion date (to the extent those Management Shares bear a Performance Fee) will be taken into account in determining the NAV of the Management Shares being converted.

(c)
The Investment Manager shall have the right to exchange Management Shares for Public Shares it holds from time to time, or vice versa, based on a NAV-for-NAV exchange ratio by delivering a notice to that effect to the Company at any time.

(d)
[Reserved.]

Section 11.
Expenses of the Investment Manager.

(a)
During the term of this Agreement, the Investment Manager shall pay all costs and expenses relating to the general operation of its business, including administrative expenses, employment expenses, office expenses, rent, and all or any part of the Investment Manager’s legal expenses that are not incurred for the benefit of the Company (or, for the avoidance of doubt, the benefit of Other Accounts).

(b)
[Reserved.]

(c)
All costs and expenses incurred by the Investment Manager on behalf of the Company which are not specifically assumed by the Investment Manager under this Section 11 shall be borne by the Company in accordance with Section 12 hereof.

Section 12.
Expenses of the Company.

(a)
The Investment Manager shall be authorized to incur and pay all expenses on behalf of the Company in connection with the Company’s business which it deems necessary or desirable, and to charge or be reimbursed by the Company therefor, including: accounting, auditing, entity-level taxes and tax preparation expenses, legal fees and expenses (including expenses relating to regulatory filings made in connection with the Company’s business, indemnification expenses and expenses relating to regulatory or similar investigations, inquiries and “sweeps”), professional fees and expenses (including fees and expenses of investment bankers, appraisers, public and government relations firms and other consultants and experts), investment-related expenses (including research and expenses (including travel and lodging expenses) associated with activist campaigns (both long and short), such as expenses related to event hosting and production, public presentations, public relations, public affairs and government relations, forensic and other analyses and investigation, proxy contests, solicitations and tender offers and compensation, indemnification and expenses of any nominees proposed by the Investment Manager as directors or executives of portfolio companies), printing and postage expenses, brokerage fees and commissions, expenses relating to short sales (including dividend and stock borrowing expenses), clearing and settlement charges, custodial fees, bank service fees, margin and other interest expense and transaction fees, “blue sky” and corporate filing fees and expenses, insurance expenses, initial offering and organizational expenses and on-going offering expenses (subject to any different arrangement as provided herein), the Management Fee, the Performance Fee and payments for custody of the Company’s assets and for the performance of administrative services, and other Company expenses as approved by the Board from time to time.

(b)
If any of the expenses listed in Section 12(a) are incurred jointly for the account of the Company and any Other Accounts, such expenses shall be allocated among the Company and such Other Accounts in proportion to the size of the investment made by each to which such expense relates, or in such other manner as the Investment Manager considers fair and equitable, and such allocation shall be final and binding on the Company.

Section 13.
Additional Provisions Relating to Follow-on Offerings.

(a)
[Reserved.]

(b)
[Reserved.]

(c)
If the Fund conducts an offering of Public Shares at a premium over the then prevailing NAV of the Public Shares, the aggregate premium shall be allocated to the Public Shares, the Special Voting Share and the Management Shares pro rata in accordance with the NAV of the existing Public Shares and the respective NAV of the Special Voting Share and Management Shares.

Section 14.
Exculpation.

(a)
No Indemnified Party shall be liable to the Company (i) for the acts, receipts, neglects, defaults or omissions of any other Indemnified Party (provided that, in the case of the Investment Manager, the foregoing clause (i) shall apply only with respect to the acts, receipts, neglects, defaults or omissions of persons not affiliated with the Investment Manager) or (ii) for any loss on account of defect of title to any property of the Company or (iii) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (iv) for any loss incurred through any bank, broker or other similar person or (v) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his, her or its part or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of the Investment Manager and its Affiliates or in relation thereto, unless the same shall happen through his own dishonesty, bad faith or willful misconduct.

(b)
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 14 shall not be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 14 to the fullest extent permitted by law.

Section 15.
Indemnification.

(a)
The Company shall indemnify and hold harmless each Indemnified Party against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by itself (collectively, “Indemnified Losses”) arising from or in connection with, or concerning, the conduct of the Company’s business or affairs or the execution or discharge of the duties, powers, authorities or discretions by the Investment Manager and its Affiliates hereunder, including any costs, charges, expenses, losses, damages or liabilities incurred by the Indemnified Party in defending (whether successfully or otherwise) any Proceedings arising from or in connection with, or concerning, the Company or its affairs in any court, whether in Guernsey or elsewhere. Any such expenses (including legal and other professional fees and disbursements) shall be paid by the Company to the Indemnified Party in advance of the final disposition of such Proceedings as soon as reasonably practicable upon request for such advance, which request shall include an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company hereunder.

(b)
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 15 shall not be construed so as to provide for the indemnification of, or advancement of expenses to, an Indemnified Party for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 15 to the fullest extent permitted by law.

Section 16.
Trade Errors. The Investment Manager shall endeavor to detect Trade Errors prior to settlement and correct and/or mitigate Trade Errors in an expeditious manner. To the extent a Trade Error is caused by a third party, such as a broker, the Investment Manager shall seek to recover any related Trade Error Losses from such third party. Unless a Trade Error has resulted from dishonesty, bad faith or wilful misconduct on the part of the Investment Manager, any related Trade Errors Losses shall be borne by the Company.

Section 17.
Activities of the Investment Manager and Others.

(a)
The Pershing Square Advisers may engage, simultaneously with their investment management activities on behalf of the Company, in other businesses, and may render services similar to those described in this Agreement for other Persons, and shall not by reason of such engaging in other businesses or rendering of services for others be deemed to be acting in conflict with the interests of the Company. The Pershing Square Advisers, in their individual capacities, may be Shareholders, directors, employees, agents or officers of the Company (or of any entity in which the Company holds any Securities) but shall not be deemed by reason of such functions to have interests that are in conflict with the interests of the Company.

(b)
The investment management services of the Investment Manager under this Agreement are not, and are not deemed, exclusive and the Investment Manager and its Affiliates shall be free to render similar services to others. Nothing in this Agreement shall limit or restrict the right of any principal, partner, officer or employee of the Investment Manager to engage in any other business or to devote his time and attention in part to any other business.

Section 18.
Use of Name. The Company acknowledges that it adopted its name and any derivative, such as its ticker or trading symbol, through the permission of the Investment Manager. The Investment Manager hereby consents to the non-exclusive use by the Company of its name (i.e., “Pershing Square Holdings, Ltd.”) and any such derivative only for so long as the Investment Manager serves as the investment manager of the Company. The Company agrees to indemnify and hold harmless the Pershing Square Advisers from and against any and all Indemnified Losses, which may arise out of the Company’s use or misuse of the applicable name or derivative out of any breach of or failure to comply with this Section 18.

Section 19.
Limitations on Reference to Investment Manager. The Company shall not distribute or circulate any sales literature, promotional or other material which contains any reference to the Investment Manager without the prior approval of the Investment Manager, and shall submit in draft form all such materials requiring approval of the Investment Manager, allowing sufficient time for review by the Investment Manager and its counsel prior to any deadline for printing or publication. If the Investment Manager ceases to furnish services to the Company, the Company at its expense:

(a)
as promptly as practicable, shall take all necessary action to cause the Company Documents to be amended to accomplish a change of name (or change of derivative such as the ticker or trading symbol) to eliminate any reference to the Investment Manager; and

(b)
within 60 days after the date as of which the Investment Manager ceases to furnish services to the Company, shall cease to use in any other manner, including use in any sales literature or promotional material, the name of the Investment Manager, except as otherwise required by applicable law, regulations or rules of a self-regulatory organization, including the Stock Exchange, or for purposes of regulatory filings or reporting as required by applicable law, regulations or rules of a self-regulatory organization, including the Stock Exchange.

Section 20.
Term. This Agreement shall become effective as of the date hereof and remain in effect until December 31, 2025, and shall automatically renew from year to year thereafter, except that it may be terminated:

(a)
as of December 31 of any year upon four months’ prior written notice by either party, subject, in the case of termination by the Company, to approval by a 66% vote (by voting power) of the holders of the then outstanding voting shares of the Company, together with a 66% vote (by voting power) of the holders of the then outstanding Public Shares; and

(b)
in case of dissolution or liquidation of either party or if a receiver or provisional liquidator or administrator or similar officer is appointed over any of the assets of such party or if either party commits a material breach of its obligations under this Agreement and such breach remains uncured for more than 30 calendar days after notice thereof delivered to the party in breach by the other party in accordance with this Agreement, at any time by the other party.

Section 21.
Choice of Law. Notwithstanding the place where this Agreement may be executed by either of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be entirely performed in such state.

Section 22.
Severability. If any provision of this Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

Section 23.
Forum. To the fullest extent permitted by law, in the event of any Proceeding arising out of the terms and conditions of this Agreement, the parties hereto irrevocably (i) consent and submit to the exclusive jurisdiction of the Supreme Court, State of New York, New York County and of the U.S. District Court for the Southern District of New York, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) agree that all claims in respect of such a Proceeding must be heard and determined exclusively in the Supreme Court, State of New York, New York County or the U.S. District Court for the Southern District of New York. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 24.
Notices.

(a)
Each notice relating to this Agreement shall be in writing and delivered in person, by registered or certified mail, by Federal Express or similar overnight courier service, by electronic mail (e-mail) or by facsimile, to the intended recipient as follows:

If to the Company:

Pershing Square Holdings, Ltd.
Trafalgar Court
Les Banques St.
St. Peter Port, Guernsey GY1 3JX
E-mail: [email address]

If to the Investment Manager:

Pershing Square Capital Management, L.P.
787 Eleventh Avenue, 9th Floor
New York, New York 10019
Attn: Chief Legal Officer
E-mail: [email address]
Fax: [phone number]

With an additional copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Attn: William Farrar
E-mail: [email address]
Fax: [phone number]

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004-2498
Attn: Ken Li
E-mail: [email address]
Fax: [phone number]

(b)
Any party hereto may designate a new address by notice to that effect given to the other party. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been effectively given when delivered personally, if delivered on a Business Day; the next Business Day after personal delivery if delivered personally on a day that is not a Business Day; four Business Days after being deposited in the mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express, DHL or similar overnight courier; when sent, if e-mailed on a Business Day; the next Business Day following the day on which the e-mail is sent if e-mailed on a day that is not a Business Day; when receipt is acknowledged, if facsimiled on a Business Day; and the next Business Day following the day on which receipt is acknowledged if facsimiled on a day that is not a Business Day.

Section 25.
Entire Agreement. This Agreement contains all of the terms agreed upon or made by the parties relating to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, communications and public or private disclosures of the parties, oral or written, respecting such subject matter.

Section 26.
Amendments and Waivers. No provision of this Agreement may be amended, modified, waived or discharged except as agreed to in writing by the parties. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 27.
Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Investment Manager, each Indemnified Party and their respective successors and permitted assigns. Any Person that is not a signatory to this Agreement but is nevertheless conferred any rights or benefits hereunder (e.g., Indemnified Parties) shall be entitled to such rights and benefits as if such Person were a signatory hereto, and the rights and benefits of such Person hereunder may not be impaired without such Person’s express written consent. No assignment (as that term is defined under the Advisers Act) by either party of all or any portion of its rights, obligations or liabilities under this Agreement shall be permitted without the prior written consent of the other party to this Agreement.

Section 28.
Headings. The headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement. References to “Section” in this Agreement shall be deemed to refer to the indicated Section of this Agreement, unless the context clearly indicates otherwise.

Section 29.
Discretion; Good Faith. Whenever in this Agreement the Investment Manager is permitted or required to make a decision (i) in its “discretion” or under a grant of similar authority or latitude, the Investment Manager shall be entitled to consider such interests and factors as it desires, including the interest of Other Accounts and its own interests, or (ii) in its “good faith” or under another express standard, the Investment Manager shall act under such express standard, shall not be subject to any other or different standard imposed by applicable law and may exercise its discretion differently with respect to different Shareholders.

Section 30.
Counterparts. Counterparts may be executed through the use of separate signature pages or in any number of counterparts with the same effect as if the parties executing such counterparts had all executed one counterpart. Each party understands and agrees that any portable document format (PDF) file, facsimile or other reproduction of its signature on any counterpart shall be equal to and enforceable as its original signature and that any such reproduction shall be a counterpart hereof that is fully enforceable in any court or arbitral panel of competent jurisdiction.

Section 31.
Survival. The provisions of Section 1 and 2, Sections 8 and 9 (only to the extent that the Management Fee and/or Performance Fee are earned by the Investment Manager upon or prior to termination of this Agreement), Section 11 to 19 and Sections 21 to 32 shall survive the termination of this Agreement.

Section 32.
Waiver of Jury Trial. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW IN ANY PROCEEDING ARISING OUT OF THE TERMS AND CONDITIONS OF THIS AGREEMENT. THIS WAIVER APPLIES TO ANY PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF COMPETENT COUNSEL.

The rest of this page is intentionally left blank.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date first set forth above.

PERSHING SQUARE HOLDINGS. LTD

By:	/s/ Rupert Morley
Name: Rupert Morley
Title: Director

By:	/s/ Andrew Henton
Name: Andrew Henton
Title: Director

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: CEO